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                                 NEWS RELEASE
                                 ------------


DATE:       December 5, 1997

CONTACT:    James D. Rose, President

TELEPHONE:  (505) 324-9542

                        FIRST PLACE FINANCIAL CORPORATION


FARMINGTON, NEW MEXICO -- Richard I. Ledbetter, chief executive officer of First Place Financial Corporation of Farmington, New Mexico's largest home-based bank holding company, announced today that they have submitted a Notice of Intent with the Financial Institutions Division of the Regulations and Licensing Department of the State of New Mexico for the purpose of forming a new state chartered bank to be located in Albuquerque. The proposed new bank's name will be announced at a later date.

     An application will be filed with the Regional Office of the Federal Deposit Insurance Corporation in Dallas, Texas. The bank will be managed by the Albuquerque management team, but the bank will be owned by First Place Financial Corporation, whose flagship bank is the First National Bank of Farmington. First Place Financial Corporation also owns the Burns National Bank of Durango and Western Bank of Gallup. As of September 30, 1997, First Place Financial had total assets of $864,339,000. James D. Rose, President of First Place Financial, said he anticipates the new bank to be open no later than the second quarter of 1998.